                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                      *****

      GMAC Commercial Mortgage Securities, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of
Delaware,

      DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board adopted a resolution proposing and declaring advisable the following amendment to the
Certificate of Incorporation of said corporation:

            RESOLVED, that the Certificate of Incorporation of GMAC Commercial
            Mortgage Securities, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

                  1.    The name of the corporation is Capmark Mortgage
            Securities Inc.

      SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law
of the State of Delaware.

      FOURTH: That this Certificate of Amendment of the Certificate of
Incorporation shall be effective on May 15. 2006 at 12:01 a.m.

      IN WITNESS WHEREOF, said GMAC Commercial Mortgage Securities, Inc. has caused this certificate to be signed by Elizabeth Kim, its Assistant Secretary, this 12th day of May, 2006.

                                       GMAC Commercial Mortgage Securities, Inc.

                                       By:  /s/ Elizabeth Kim
                                          --------------------------------------
                                           Elizabeth Kim, Assistant Secretary

                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 04:30 PM 06/22/1995
                                                         950140237 - 2518684

                          CERTIFICATE OF INCORPORATION

                                       OF

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

                                  ARTICLE FIRST

      The name of the corporation is GMAC Commercial Mortgage Securities, Inc.

                                 ARTICLE SECOND

      The address of the corporation's registered office in the State of
Delaware is the Corporation Trust Center, 1209 Orange Street, Wilmington, New
Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE THIRD

      The nature of the business or purposes to be conducted or promoted by the corporation is to engage solely in the following activities:

            (a)   to acquire, own, hold, sell, transfer, assign, issue pledge, finance, refinance, administer and otherwise deal with (i) mortgage-backed securities, mortgage participation certificates, or any other similar mortgage-backed certificate or security, and the undivided beneficial ownership interest evidenced by such certificate or security in the segregated pool of multifamily, or commercial mortgage loans backing such certificates or securities; (ii) mortgage loans secured by mortgages, deeds of trust or similar first or junior liens on multifamily residential properties, commercial properties or real estate projects under construction, whether or not guaranteed or insured, in whole or in part, by any governmental agency, and (iii) related insurance policies, cash, marketable securities and any proceeds or further rights associated with any of the foregoing (collectively, the "Mortgage Assets"); and

            (b)   to engage in any activity and to exercise any powers permitted to corporations under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

                                 ARTICLE FOURTH

      Notwithstanding any other provision of this Certificate of Incorporation and any provision of law that otherwise so empowers the corporation, the corporation shall not do any of the following:

            (a)   engage in any business or activity other than those set forth in Article Third;

            (b)   incur any indebtedness, or assume or guaranty any indebtedness of any other entity, other than (i) capital stock liabilities, (ii)
      indebtedness secured by a security interest in one or more mortgage-backed certificates or securities, or mortgage loans, the terms of payment of which indebtedness are such that payments of principal and interest payable on such mortgage-backed certificates or securities, or such mortgage loans, as the case may be, will, if paid in a timely manner, repay such indebtedness when due, which indebtedness shall have been rated
      "investment grade" by a nationally-recognized statistical rating agency,
      (iii) indebtedness to GMAC Commercial Mortgage Corporation or any affiliate thereof incurred or guaranteed in connection with the
      Corporation's acquisition of Mortgage Assets, which indebtedness will be non-recourse to the Corporation but secured by such Mortgage Assets purchased thereby with such indebtedness and (iv) indebtedness where the person to whom the indebtedness is owing has delivered to the corporation an undertaking that it will not institute against, or join any other person in instituting against, the corporation any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law, that it will not look to property or assets of the corporation in respect to such obligations, and that such obligations shall not constitute a claim against the corporation in the event that the corporation's assets are insufficient to pay in full such obligation;

            (c)   dissolve or liquidate, in whole or in part, without the
      affirmative vote of the board of directors, which shall include the affirmative vote of any and all Independent Directors which may be elected pursuant to the by-laws of the corporation;

            (d)   consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless:

                  (i)   the entity (if other than the corporation) formed or
            surviving the consolidation or merger or which acquires the properties and assets of the corporation is organized and existing under the laws of the State of Delaware, expressly assumes the due and punctual payment of, and all obligations of the corporation in connection with, the indebtedness of the corporation, and has a
            Certificate of Incorporation containing provisions substantially identical to the provisions of Article Third and this Article
            Fourth; and

                  (ii)  immediately after giving effect to the transaction, no default or event of default has occurred and is continuing under any indebtedness of the corporation or any agreements relating to such indebtedness;

            (e)   without the affirmative vote of 100% of the members of the
      Board of Directors of the corporation, including the affirmative vote of any Independent Directors (as defined in the by-laws), institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consent to reorganization or relief under any applicable federal or

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      state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take corporate action in furtherance of any such action;

            (f)   issue any shares of stock in the corporation except to GMAC
      Commercial Mortgage Corporation or any affiliate of GMAC Mortgage
      Corporation, or

            (g)   amend this Certificate of Incorporation to alter in any manner or delete Article Third or Fourth.

                                  ARTICLE FIFTH

      The total number of shares of stock which the corporation has authority to issue is 1,000 shares of Common Stock, with a par value of $.01 per share.

                                  ARTICLE SIXTH

      The name and mailing address of the sole incorporator are as follows:

NAME                                  MAILING ADDRESS
----                                  ---------------

Jonathan P. Andrews                   GMAC Commercial Mortgage Securities, Inc.
                                      8360 Old York Road
                                      Elkins Park, PA 19027-1590

                                 ARTICLE SEVENTH

      The corporation is to have perpetual existence.

                                 ARTICLE EIGHTH

      In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                  ARTICLE NINTH

      Meetings of stockholders may be held within or without the State of
Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                  ARTICLE TENTH

      To the fullest extent permitted by the General Corporation Law of the
State of Delaware as the same exists or may hereafter be amended, a director of the corporation shall not be liable

                                       -3-

to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as director. Any repeal or modification of this ARTICLE TENTH shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                ARTICLE ELEVENTH

      The corporation expressly elects not to be governed by Section 203 of the
General Corporation Law of the State of Delaware.

                                       /s/ Jonathan P. Andrews
                                       -----------------------------------------
                                       Jonathan P. Andrews
                                       Incorporator

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